Exhibit 99.1

Contacts:	Carl M. Mills Chief Financial Officer (408) 990-4000 cmills@quicklogic.com	Andrea Vedanayagam Director, Corporate Communications (408) 990-4000 andrea@quicklogic.com

QuickLogic Announces Third Quarter Fiscal 2008 Results —

Operational Realignment Improves Financial Results

SUNNYVALE, Calif. – October 23, 2008 – QuickLogic Corporation (NASDAQ: QUIK), the lowest power programmable solutions leader, today announced the financial results for its fiscal third quarter ended September 28, 2008.

Total revenue for the third quarter of 2008 of $6.2 million was at the high end of the Company’s revenue guidance, while being down 29 percent from the second quarter of 2008 and down 31 percent from the third quarter of 2007. The sequential decline in revenue was primarily due to anticipated declines in end-of-life product revenue. New product revenue also decreased in the third quarter, as anticipated, due to the product line of a large consumer OEM nearing the end of its expected product life.  The year-on-year decrease in revenue was primarily due to a decline in end-of-life product revenue.

Under generally accepted accounting principles (GAAP), the net loss for the third quarter of 2008 improved to $615,000, or $0.02 per share, compared with a net loss of $4.7 million, or $0.16 per share, in the second quarter of 2008 and a net loss of $1.5 million, or $0.05 per share, in the third quarter of 2007. Gross margin increased to 55.4% for the third quarter of 2008 compared with 36.8% for the second quarter of 2008 and 52.2% for the third quarter of 2007.

On a non-GAAP basis, the net loss for the third quarter of 2008 improved to $196,000, or $0.01 per share, compared with a net loss of $929,000, or $0.03 per share, in the second quarter of 2008 and a net loss of $1.0 million, or $0.04 per share, in the third quarter of 2007.  Gross margin, on a non-GAAP basis, increased to 56.7% for the third quarter of 2008 compared with 55.7% for the second quarter of 2008 and 53.0% for the third quarter of 2007.

 “Our third quarter results demonstrated the benefits of our recently completed operational realignment,” said E. Thomas Hart, chairman, president and CEO. “We had a 36% reduction in our non-GAAP operating expenses compared with the second quarter and our ending cash was essentially unchanged from the prior quarter. We are encouraged by the continued growth of customer design activity for our CSSP solutions and that the operational realignment gives us the agility to drive future revenue growth.”

Conference Call

QuickLogic will hold a conference call at 2:30 p.m. Pacific Time today, October 23, 2008, to discuss the third quarter financial results. The conference call is being webcast and can be accessed via QuickLogic’s website at www.quicklogic.com. To participate, please call (877) 397-0297 by 2:20 p.m. Pacific Time. A recording of the call will be available starting one hour after completion of the call. To access the recording, please call (719) 457-0820 or (888) 203-1112 and reference the pass code: 4545787. The call recording will be archived until October 30, 2008 and the webcast will be available for 12 months.

About QuickLogic

QuickLogic Corporation is the pioneer of innovative, customizable semiconductor solutions for mobile and portable electronics original equipment manufacturers (OEM) and original design manufacturers (ODM).  These silicon plus software solutions are called Customer Specific Standard Products (CSSPs).  CSSPs enable our customers to bring their products to market more quickly and remain in the market longer, with the low power, cost and size demanded by the mobile and portable electronics market.  For more information about QuickLogic and CSSPs, visit www.quicklogic.com.

Non-GAAP Financial Measures

QuickLogic reports financial information in accordance with GAAP, but believes that non-GAAP financial measures are helpful in evaluating its operating results and comparing its performance to comparable companies. Accordingly, the Company excludes charges related to stock-based compensation, restructuring, long-lived asset impairment, the write-down of the Company’s investment in Tower Semiconductor Ltd. and the effect of the write-off of equipment in calculating non-GAAP (i) income (loss) from operations, (ii) net income (loss), (iii) net income (loss) per share, and (iv) gross margin percentage. For a full reconciliation of these GAAP measures to non-GAAP measures, please refer to the schedule on pages 5 and 6 of this press release. The Company provides this non-GAAP information to enable investors to evaluate its operating results in a manner similar to how the Company analyzes its operating results and to provide consistency and comparability with similar companies in the Company’s industry.

Management uses the non-GAAP measures, which exclude gains, losses and other charges that are considered by management to be outside of the Company’s core operating results, internally to evaluate its operating performance against results in prior periods and its operating plans and forecasts. In addition, the non-GAAP measures are used to plan for the Company’s future periods, and serve as a basis for the allocation of Company resources, management of operations and the measurement of profit-dependent cash and equity compensation paid to employees and executive officers.

Investors should note, however, that the non-GAAP financial measures used by QuickLogic may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. QuickLogic does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of GAAP financial measures to non-GAAP financial measures is included on pages 5 and 6 of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures with their most directly comparable GAAP financial measures.

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements relating to the Company’s financial performance, ability to respond to specific customer opportunities and new product design activity, operating expense containment, and revenue generating potential.  Actual results could differ materially from the results described in these forward-looking statements. Factors that could cause actual results to differ materially include: delays in the market acceptance of the Company’s new products; the ability to convert design opportunities into customer revenue; our ability to replace revenue from end-of-life products; the level and timing of customer design activity; the market acceptance of our customers’ products; the risk that new orders may not result in future revenue; our ability to introduce and produce new products based on advanced wafer technology on a timely basis; our ability to adequately market the low power, competitive pricing and short time-to-market of our new products; intense competition, including the introduction of new products by competitors; our ability to hire and retain qualified personnel; changes in product demand or supply; capacity constraints; and general economic conditions. These factors and others are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission, including the risks discussed in the “Risk Factors” section in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases.

The QuickLogic name and logo are registered trademarks of QuickLogic Corporation.  All other brands or trademarks are the property of their respective holders and should be treated as such.

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QUICKLOGIC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 28, 2008	September 30, 2007	June 29, 2008	September 28, 2008	September 30, 2007
Revenue	$6,230	$9,025	$8,743	$25,996	$23,672
Cost of revenue, excluding inventory write-down and related charges and long-lived asset impairment	2,575	4,005	3,810	10,687	10,157
Inventory write-down and related charges	203	309	172	1,331	3,533
Long-lived asset impairment	—	—	1,545	1,545	—
Gross profit	3,452	4,711	3,216	12,433	9,982
Operating expenses:
Research and development	1,354	2,342	2,610	6,785	6,968
Selling, general and administrative	2,666	3,953	3,970	10,956	12,933
Long-lived asset impairment	—	—	468	468	—
Restructuring costs	—	—	452	452	—
Total operating expenses	4,020	6,295	7,500	18,661	19,901
Loss from operations	(568)	(1,584)	(4,284)	(6,228)	(9,919)
Write-down of investment in Tower Semiconductor Ltd.	—	—	(417)	(417)	—
Interest expense	(59)	(69)	(72)	(202)	(226)
Interest income and other, net	(46)	189	30	88	752
Loss before income taxes	(673)	(1,464)	(4,743)	(6,759)	(9,393)
Provision for income taxes	(58)	29	—	(24)	71
Net loss	$(615)	$(1,493)	$(4,743)	$(6,735)	$(9,464)

Net loss per share:
Basic	$(0.02)	$(0.05)	$(0.16)	$(0.23)	$(0.33)
Diluted	$(0.02)	$(0.05)	$(0.16)	$(0.23)	$(0.33)
Weighted average shares:
Basic	29,772	29,116	29,589	29,589	28,966
Diluted	29,772	29,116	29,589	29,589	28,966

QUICKLOGIC CORPORATION
SUPPLEMENTAL RECONCILIATIONS OF GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 28, 2008	September 30, 2007	June 29, 2008	September 28, 2008	September 30, 2007
GAAP loss from operations	$(568)	$(1,584)	$(4,284)	$(6,228)	$(9,919)
Adjustment for stock-based compensation within:
Cost of revenue	49	67	106	220	176
Research and development	89	94	196	443	273
Selling, general and administrative	251	291	615	1,308	812
Adjustment for long-lived asset impairment within:
Cost of revenue	—	—	1,545	1,545	—
Operating expenses	—	—	468	468	—
Adjustment for write-off of equipment within:
Cost of revenue	30	5	—	30	5
Selling, general and administrative	—	2	15	15	2
Adjustment for restructuring costs	—	—	452	452	—
Non-GAAP loss from operations	$(149)	$(1,125)	$(887)	$(1,747)	$(8,651)

GAAP net loss	$(615)	$(1,493)	$(4,743)	$(6,735)	$(9,464)
Adjustment for stock-based compensation within:
Cost of revenue	49	67	106	220	176
Research and development	89	94	196	443	273
Selling, general and administrative	251	291	615	1,308	812
Adjustment for long-lived asset impairment within:
Cost of revenue	—	—	1,545	1,545	—
Operating expenses	—	—	468	468	—
Adjustment for write-off of equipment within:
Cost of revenue	30	5	—	30	5
Selling, general and administrative	—	2	15	15	2
Adjustment for restructuring costs	—	—	452	452	—
Adjustment for write-down of investment in Tower Semiconductor Ltd.	—	—	417	417	—
Non-GAAP net loss	$(196)	$(1,034)	$(929)	$(1,837)	$(8,196)

GAAP net loss per share	$(0.02)	$(0.05)	$(0.16)	$(0.23)	$(0.33)
Adjustment for stock-based compensation	0.01	0.01	0.03	0.07	0.05
Adjustment for long-lived asset impairment	—	—	0.07	0.07	—
Adjustment for write-off of equipment	—	—	—	—	—
Adjustment for restructuring costs	—	—	0.02	0.02	—
Adjustment for write-down of investment in Tower Semiconductor Ltd.	—	—	0.01	0.01	—
Non-GAAP net loss per share	$(0.01)	$(0.04)	$(0.03)	$(0.06)	$(0.28)

QUICKLOGIC CORPORATION

SUPPLEMENTAL RECONCILIATIONS OF GAAP AND NON-GAAP FINANCIAL MEASURES

(Continued)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 28, 2008	September 30, 2007	June 29, 2008	September 28, 2008	September 30, 2007

GAAP weighted average shares	29,772	29,116	29,589	29,589	28,966
Adjustment for stock-based compensation	—	—	—	—	—
Adjustment for long-lived asset impairment	—	—	—	—	—
Adjustment for write-off of equipment	—	—	—	—	—
Adjustment for restructuring costs	—	—	—	—	—
Adjustment for write-down of investment in Tower Semiconductor Ltd.	—	—	—	—	—
Non-GAAP weighted average shares	29,772	29,116	29,589	29,589	28,966

GAAP gross margin percentage	55.4%	52.2%	36.8%	47.8%	42.2%
Adjustment for stock-based compensation	0.8%	0.8%	1.2%	0.8%	0.7%
Adjustment for long-lived asset impairment	—	—	17.7%	5.9%	—
Adjustment for write-off of equipment	0.5%	—	—	0.2%	—
Non-GAAP gross margin percentage	56.7%	53.0%	55.7%	54.7%	42.9%

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 28, 2008	December 30, 2007(1)
ASSETS

Current assets:
Cash and cash equivalents	$18,833	$20,868
Short-term investment in Tower Semiconductor Ltd.	519	1,279
Accounts receivable, net	2,279	2,634
Inventories	2,457	5,770
Other current assets	919	1,607
Total current assets	25,007	32,158
Property and equipment, net	4,013	5,877
Investment in Tower Semiconductor Ltd.	261	644
Other assets	1,027	2,745

TOTAL ASSETS	$30,308	$41,424

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Revolving line of credit	$2,000	$—
Trade payables	1,453	4,207
Accrued liabilities	2,009	2,228
Deferred revenue less cost of revenue	239	516
Deferred royalty revenue	—	431
Current portion of debt and capital lease obligations	764	2,497
Total current liabilities	6,465	9,879

Long-term liabilities:
Debt and capital lease obligations, less current portion	186	2,527
Total liabilities	6,651	12,406

Stockholders’ equity:
Common stock, at par value	30	29
Additional paid-in capital	169,397	167,298
Accumulated other comprehensive income (loss)	(376)	350
Accumulated deficit	(145,394)	(138,659)
Total stockholders’ equity	23,657	29,018

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$30,308	$41,424

(1)   Derived from the December 30, 2007 audited balance sheet included in the 2007 Annual Report on Form 10-K of QuickLogic Corporation.

QUICKLOGIC CORPORATION

SUPPLEMENTAL DATA

(Unaudited)

	Percentage of Revenue			Change in Revenue
	Q3	Q3	Q2	Q3 2007 to	Q2 2008 to
	2008	2007	2008	Q3 2008	Q3 2008
COMPOSITION OF REVENUE

Revenue by product (1):
New products	23%	18%	29%	(12)%	(45)%
Mature products	74%	50%	53%	2%	1%
End-of-life products	3%	32%	18%	(93)%	(88)%

Revenue by geography:
North America	33%	50%	38%	(55)%	(39)%
Europe	14%	22%	15%	(55)%	(36)%
Asia Pacific	42%	19%	39%	49%	(22)%
Japan	11%	9%	8%	(11)%	3%

Revenue by end-customer segment:
Instrumentation and test	53%	47%	65%	(22)%	(42)%
Military and aerospace systems	12%	15%	9%	(47)%	(13)%
Datacom and telecom	8%	14%	8%	(62)%	(28)%
Graphics and imaging	24%	19%	17%	(12)%	4%
Computing	3%	5%	1%	(50)%	65%

(1)   The Company changed the definition of its product families in the third quarter of 2007 and adjusted prior periods to conform to the new definitions. New products include ArcticLink™, PolarPro®, Eclipse™ II and QuickPCI® II products. Mature products include QuickRAM®, pASIC® 3, Eclipse, QuickDSP and QuickFC products, as well as royalty revenue, programming hardware and software. End-of-life products include pASIC 1, pASIC 2, V3, QuickPCI and QuickMIPS products.